Exhibit 32.2

Mercury Computer Systems, Inc.

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mercury Computer Systems, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Joseph M. Hartnett, Vice President, Controller and Interim Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable. of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2003

/s/ Joseph M. Hartnett

Joseph M. Hartnett VICE PRESIDENT, CONTROLLER AND INTERIM CHIEF FINANCIAL OFFICER